MILLER, MAYER, SULLIVAN & STEVENS LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                     "INNOVATORS OF SOLUTION TECHNOLOGY"(sm)





                                                                      Exhibit 16












Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,   DC   20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8K of Harrodsburg First Financial Bancorp, Inc., dated August 26, 2002.


/s/Miller, Mayer, Sullivan, & Stevens, LLP
Miller, Mayer, Sullivan, & Stevens, LLP
August 30, 2002




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